EXHIBIT 99.1

                             JOINT FILING AGREEMENT


In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock, $.001 par value per share of St. Joseph, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 30th day of January 2008.

                                  DESERT PROJECTS, INC.

                                  By: /s/ David Rennie
                                      ------------------------------------------
                                      David Rennie
                                      President



                                  JAMES RALPH HOUSTON

                                  By: /s/ James Ralph Houston
                                      ------------------------------------------
                                      Controlling Shareholder of
                                      Desert Projects, Inc.